Exhibit 10.6

UNITED TECHNOLOGIES CORPORATION

LONG TERM INCENTIVE PLAN

AMENDMENT

Whereas, the United Technologies Corporation Long Term Incentive Plan (the “Plan”) was adopted by the Corporation and approved by shareowners on April 24, 1989 and subsequently amended and approved again by shareowners on April 25, 1995; and

Whereas, the New York Stock Exchange has amended its listing standards relative to shareholder approval requirements of equity compensation arrangements to require, among other things, that the Plan have a ten-year term limit effective from the date of the most recent shareholder approval;

Now therefore, the Plan is hereby amended, effective as follows:

1.	Section 8 of the Plan is amended by adding the following sentence at the end thereof:

The Plan shall in no event continue beyond April 24, 2005 unless extended by a majority vote of the Corporation’s shareowners.

UNITED TECHNOLOGIES CORPORATION

William L. Bucknall, Jr. Sr. Vice President Human Resources and Organization

Attest:

Richard M. Kaplan

Date: January 28, 2004